                      SECURITIES AND EXCHANGE COMMISSION



                            Washington, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                                August 10, 2000



                               Mallinckrodt Inc.
             (Exact name of registrant as specified in its charter)



          New York                       1-483                  36-1263901
(State or other jurisdiction          (Commission            (I.R.S. Employer
     of incorporation)                File Number)         Identification No.)


 675 McDonnell Boulevard, St. Louis, MO                           63134
(Address of principal executive offices)                        (ZIP Code)


Registrant's telephone number,                                (314) 654-2000
     including area code

Item 5.  Other Events
A press release was issued August 10, 2000. The relevant portion of the text of that release was as follows:

MALLINCKRODT REPORTS FISCAL YEAR 2000 EPS FROM CONTINUING OPERATIONS OF $2.96, UP 23 PERCENT OVER PRIOR YEAR

ST. LOUIS, MO., August 10, 2000 - Mallinckrodt Inc. (NYSE:MKG) today reported fiscal year 2000 earnings from continuing operations of $205 million, or $2.96 per share on a diluted basis, compared with $173 million, or $2.40 per share, last year. Excluding a net nonrecurring gain, earnings were $201 million, or $2.90 per share, representing increases of 16 percent and 21 percent, respectively. The net nonrecurring gain resulted from the sale of HemoCue, a blood testing equipment company; divestiture of the medical gas business; a charge for consolidation of respiratory manufacturing operations; and the write-down of an investment in an equity security related to the imaging business.

     Fiscal 2000 cash earnings per share, defined as earnings from continuing operations, excluding net nonrecurring gains plus amortization, were $4.08 per share.

     Net sales for fiscal 2000 were $2.7 billion compared to $2.6 billion in fiscal 1999. Excluding sales from divested businesses, sales increased 6 percent over the prior year. Sales to customers outside the United States were $857 million, or 32 percent of total company sales.

     "We are extremely pleased with our fiscal year results," said C. Ray Holman, chairman and CEO. "This is the eighth consecutive quarter in which we have exceeded earnings expectations. We're also pleased that our working capital initiatives have resulted in a significant improvement in both inventory and receivables turnover. Mallinckrodt's consistent financial performance is one of many reasons Tyco values and is interested in acquiring the strong healthcare business we have built over the last three years."

Fourth Quarter Performance

     Net sales for the fourth quarter of fiscal 2000 increased 3 percent to $698 million, compared with $679 million for the fourth quarter of fiscal 1999. Excluding sales from divested businesses, sales increased 8 percent over the same quarter last year. Sales to customers outside the United States were $217 million, or 31 percent of total company sales.

     Earnings from continuing operations for the fourth quarter of fiscal 2000 were $63 million, or 93 cents per share on a diluted basis, representing increases of 20 percent and 27 percent, respectively, over the $52 million, or 73 cents per share, reported for the same quarter last year.

Segment Results

     Mallinckrodt's Respiratory segment reported fourth-quarter sales of $284 million, compared with $295 million in the fourth quarter of fiscal 1999. Excluding divested businesses, Respiratory sales growth was 7 percent. Respiratory operating earnings, excluding the charge for manufacturing consolidations and the impact of divested businesses, were $50 million, which represents a 51 percent increase over the $33 million earned in the same quarter last year. Strong market acceptance of new pulse oximetry and alternate care products contributed to Respiratory's performance.

     The Pharmaceuticals segment reported an 18 percent increase in fourth-quarter sales of $208 million, compared with $176 million in the fourth quarter last year. Operating earnings were $39 million, a 30 percent increase over the $30 million reported in the same quarter last year. Fourth quarter results reflect the continued strength of the bulk and dosage pharmaceuticals operations.

     Mallinckrodt's Imaging segment reported fourth-quarter sales of $206 million, a 1 percent decline from the $208 million reported in the fourth quarter of fiscal 1999. Imaging operating earnings declined to $15 million, from $29 million last year, due to lower manufacturing volume and costs of implementing alternate synthesis for ioversol, the raw material for Optiray.

Proposed Merger

     On June 28, 2000, Mallinckrodt and Tyco International Ltd. entered into a definitive agreement under which Tyco will acquire Mallinckrodt. The merger is expected to close this fall following the necessary shareholder and regulatory approvals.

     Mallinckrodt will hold a special meeting of shareholders in New York City on September 19, 2000, to consider and vote on the proposed merger. The Company plans to begin mailing definitive proxy materials to shareholders over the next few days.

     Mallinckrodt Inc. is a global manufacturer and marketer of specialty medical products designed to sustain breathing, diagnose disease and relieve pain. Named one of America's most admired medical products and equipment companies by Fortune magazine, Mallinckrodt does business in more than 100 countries. In fiscal 2000, combined net sales were $2.7 billion for Mallinckrodt's respiratory, imaging and pharmaceutical product lines. Based in St. Louis, Missouri, Mallinckrodt's website address is <www.mallinckrodt.com>.

This news release contains forward-looking statements that involve risks and uncertainties. These statements are based on current expectations; actual results may differ materially. Among the factors that could cause actual results to differ materially from those projected are the following: the effect of business and economic conditions; the impact of competitive products and continued pressure on prices realized by the company for its products; constraints on supplies of raw materials used in manufacturing certain of the company's products; capacity constraints limiting the production of certain products; difficulties or delays in the development, production, testing, and marketing of products; difficulties or delays in receiving required governmental or regulatory approvals; market acceptance issues, including the failure of products to generate anticipated sales levels; difficulties in rationalizing acquired businesses and in realizing related cost savings and other benefits; the effects of and changes in trade, monetary and fiscal policies, laws and regulations; foreign exchange rates and fluctuations in those rates; the costs and effects of legal and administrative proceedings, including environmental proceedings and patent disputes involving the company; and the risk factors reported from time to time in the company's SEC reports. The company undertakes no obligation to update any forward-looking statements as a result of future events or developments.

                                    #  #  #

Mallinckrodt Inc.

/s/ Roger A. Keller

ROGER A. KELLER
Vice President, Secretary
and General Counsel

DATE: August 10, 2000

                               MALLINCKRODT INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (In millions, except share and per share amounts)

                                                                       Quarter Ended                      Year Ended
                                                                          June 30,                         June 30,
                                                               -----------------------------     ------------------------------
                                                                     2000           1999              2000             1999
                                                               -------------   -------------     -------------    -------------
Net sales....................................................    $     697.9     $     678.9       $   2,652.8      $   2,584.8

Operating costs and expenses:
  Cost of goods sold.........................................          381.4           354.8           1,474.5          1,379.9
  Selling, general and administrative expenses...............          179.7           186.3             704.7            717.3
  Research and development expenses..........................           40.4            42.8             145.8            152.2
                                                               -------------   -------------     -------------    -------------
Total operating costs and expenses...........................          601.5           583.9           2,325.0          2,249.4
                                                               -------------   -------------     -------------    -------------

Operating earnings...........................................           96.4            95.0             327.8            335.4
Nonoperating income, net.....................................            7.6             1.3              42.2              4.0
Interest expense.............................................          (19.6)          (20.5)            (74.6)           (85.0)
                                                               -------------   -------------     -------------    -------------

Earnings from continuing operations before income taxes......           84.4            75.8             295.4            254.4
Income tax provision.........................................           21.8            23.8              90.4             81.5
                                                               -------------   -------------     -------------    -------------

Earnings from continuing operations..........................           62.6            52.0             205.0            172.9
Discontinued operations......................................                             .7                               23.3
                                                               -------------   -------------     -------------    -------------

Net earnings.................................................           62.6            52.7             205.0            196.2
Preferred stock dividends....................................            (.1)            (.1)              (.4)             (.4)
                                                               -------------   -------------     -------------    -------------

Available for common shareholders............................    $      62.5     $      52.6       $     204.6      $     195.8
                                                               =============   =============     =============    =============

Basic earnings per common share:
  Earnings from continuing operations........................    $       .93     $       .73       $      2.97      $      2.41
  Discontinued operations....................................                            .01                                .32
                                                               -------------   -------------     -------------    -------------
  Net earnings...............................................    $       .93     $       .74       $      2.97      $      2.73
                                                               =============   =============     =============    =============

Average common shares........................................     67,350,839      70,963,260        68,864,515       71,634,420
Diluted earnings per common share:
  Earnings from continuing operations........................    $       .93     $       .73       $      2.96      $      2.40
  Discontinued operations....................................                            .01                                .32
                                                               -------------   -------------     -------------    -------------
  Net earnings...............................................    $       .93     $       .74       $      2.96      $      2.72
                                                               =============   =============     =============    =============

Average common shares........................................     67,541,220      71,408,672        69,141,476       71,898,875

Actual shares outstanding at end of period...................                                       67,606,917       70,702,689


                (See accompanying notes to financial results.)

                               MALLINCKRODT INC.

                          CONSOLIDATED BALANCE SHEETS

                                 (In millions)

                                                                June 30,
                                                          --------------------
                                                            2000        1999
                                                          --------    --------
Assets
Current assets:
    Cash and cash equivalents .......................     $   25.9    $   32.7
    Trade receivables, less allowances of $18.2 in
      2000 and $17.9 in 1999 ........................        487.8       490.9
    Inventories .....................................        447.1       530.3
    Deferred income taxes ...........................         93.8        54.7
    Other current assets ............................         79.7        61.3
                                                          --------    --------
Total current assets ................................      1,134.3     1,169.9

Investments and other noncurrent assets .............        101.4        67.2
Property, plant and equipment, net ..................        853.3       870.7
Goodwill and other intangible assets, net ...........      1,370.8     1,545.3
Deferred income taxes ...............................          9.1         4.3
                                                          --------    --------
Total assets ........................................     $3,468.9    $3,657.4
                                                          ========    ========

Liabilities and Shareholders' Equity
Current liabilities:
    Short-term debt ..................................    $  403.6    $  383.8
    Accounts payable .................................       250.1       221.2
    Accrued liabilities ..............................       366.5       459.5
    Income taxes payable .............................        42.6        77.3
    Deferred income taxes ............................         1.1         1.2
                                                          --------    --------
Total current liabilities ............................     1,063.9     1,143.0

Long-term debt, less current maturities ..............       540.9       742.5
Deferred income taxes ................................       391.1       363.0
Postretirement benefits ..............................       166.1       166.5
Other noncurrent liabilities and deferred credits ....       166.1       182.0
                                                          --------    --------
Total liabilities ....................................     2,328.1     2,597.0

Total shareholders' equity ...........................     1,140.8     1,060.4
                                                          --------    --------
Total liabilities and shareholders' equity ...........    $3,468.9    $3,657.4
                                                          ========    ========

                (See accompanying notes to financial results.)

                               MALLINCKRODT INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In millions)


                                                                                     Year Ended June 30,
                                                                         -------------------------------------------
                                                                                  2000               1999
                                                                         ----------------      ---------------------
Cash Flows - Operating Activities
Net earnings.................................................            $   205.0                 $   196.2
Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation.............................................                123.6                     130.6
    Amortization.............................................                 81.6                      84.5
    Postretirement benefits..................................                  (.5)                     (2.6)
    Gains on asset disposals.................................                (54.4)                    (39.7)
    Deferred income taxes....................................                (29.9)                     13.6
    Write-down of investment in equity security..............                 10.5
                                                                         ---------                 ---------
                                                                             335.9                     382.6

    Changes in operating assets and liabilities:
     Trade receivables.......................................                 (7.3)                     (9.2)
     Inventories.............................................                 72.3                     (62.2)
     Other current assets....................................                (18.0)                      4.5
     Accounts payable, accrued liabilities and income
       taxes payable, net....................................                (84.7)                   (112.2)
     Other noncurrent liabilities and deferred credits.......                  7.5                       8.1
     Other, net..............................................                (31.0)                    (18.0)
                                                                         ---------                 ---------
Net cash provided by operating activities....................                274.7                     193.6
                                                                         ---------                 ---------
Cash Flows - Investing Activities
Capital expenditures.........................................               (149.2)                   (116.9)
Proceeds from asset disposals................................                220.4                      75.4
Acquisition spending.........................................                 (1.0)                     (3.5)
Purchase of investments and intangible assets................                (27.2)                    (11.5)
Proceeds from redemption and sale of investments.............                                           89.8
                                                                         ---------                 ---------
Net cash provided by investing activities....................                 43.0                      33.3
                                                                         ---------                 ---------
Cash Flows - Financing Activities
Increase (decrease) in notes payable.........................                 19.1                    (126.2)
Payments on long-term debt...................................               (201.5)                     (8.1)
Issuance of common stock.....................................                 21.2                       6.1
Acquisition of treasury stock................................               (117.8)                    (74.0)
Dividends paid...............................................                (45.5)                    (43.9)
Redemption of common stock purchase rights...................                                           (3.6)
                                                                         ---------                 ---------
Net cash used by financing activities........................               (324.5)                   (249.7)
                                                                         ----------                ---------
Decrease in cash and cash equivalents........................                 (6.8)                    (22.8)
Cash and cash equivalents at beginning of year...............                 32.7                      55.5
                                                                         ---------                 ---------
Cash and cash equivalents at end of year.....................            $    25.9                 $    32.7
                                                                         =========                 =========



                (See accompanying notes to financial results.)

                               MALLINCKRODT INC.

                      NOTES TO INTERIM FINANCIAL RESULTS

Mallinckrodt Inc. and its subsidiaries, collectively, are called the "Company" or "Mallinckrodt." All references to years are to fiscal years ended June 30 unless otherwise stated. Certain amounts in the prior year were reclassified to conform to the current year presentation. All earnings per share amounts are calculated on a diluted basis unless otherwise stated.

(a) On January 21, 2000, the Company sold its medical gas business, which was part of the Respiratory segment. The transaction resulted in a $17.7 million pretax gain included in nonoperating income, net, $5.5 million net of tax for the year ended June 30, 2000.

(b) Included in operating earnings for the quarter and year ended June 30, 2000 are pretax charges of $2.7 million and $18.2 million, respectively, associated with product line rationalizations and the consolidation of certain manufacturing facilities within the Respiratory segment. The charge during the quarter ended June 30, 2000 is primarily associated with employee transition bonuses and other items expensed as incurred.

(c) On December 16, 1999, the Company sold its blood analysis product line, which was part of the Respiratory segment. The transaction resulted in a $27.3 million pretax gain, $16.9 million net of tax. The pretax gain is included in nonoperating income, net for the year ended June 30, 2000.

(d) During the quarter ended December 31, 1999, the Company recorded a pretax charge of $10.5 million, $6.5 million net of tax, associated with the write-down of an investment in an equity security due to a decline in fair value considered to be other than temporary. The pretax charge is included in nonoperating income, net for the year ended June 30, 2000.

(e) The nonrecurring items discussed above had the following impact on results of operations for the quarter and year ended June 30, 2000 (in millions).

                                                            Quarter Ended    Year Ended
                                                            June 30, 2000   June 30, 2000
                                                            -------------   -------------
Operating earnings
    Respiratory manufacturing consolidation ..............      $(2.7)          $(18.2)

Nonoperating income, net
    Sale of medical gas business .........................         .3             17.7
    Sale of blood analysis product line ..................         .4             27.3
    Write-down of investment in equity security ..........                       (10.5)
                                                                -----           ------
Earnings from continuing operations before income taxes ..      $(2.0)          $ 16.3
                                                                =====           ======
Earnings from continuing operations ......................      $(1.6)          $  4.0
                                                                =====           ======

(f) On July 31, 1998, the Company completed the sale of the remaining chemical additives business of the catalyst and chemical additives division, which was reclassified to discontinued operations in June 1998. The transaction resulted in a $37.0 million gain on sale, $23.3 million net of taxes, which was included in discontinued operations for the year ended June 30, 1999. Earnings from operations were zero for the one month of operations in 1999.

                               MALLINCKRODT INC.
                               BUSINESS PROFILE
                             (Dollars in millions)

                                             Quarter Ended June 30,                     Year Ended June 30,
                                         ------------------------------          ----------------------------------
                                                                   %                                           %
                                         2000        1999       Change            2000          1999        Change
                                        ------      ------     --------          ------        ------      --------
Net sales

 Respiratory.......................     $284.4      $294.6        (3)            $1,132.5      $1,143.9       (1)
 Imaging...........................      205.9       208.3        (1)               769.5         779.8       (1)
 Pharmaceuticals...................      207.6       176.0        18                750.8         661.1       14
                                        ------      ------                       --------      --------

                                        $697.9      $678.9         3             $2,652.8      $2,584.8        3
                                        ======      ======                       ========      ========


Operating earnings

 Respiratory.......................     $ 47.6      $ 42.4        12             $  146.4      $  137.6        6
 Imaging...........................       14.5        28.7       (49)                83.8         119.3      (30)
 Pharmaceuticals...................       39.2        30.2        30                120.3         103.3       16
                                        ------      ------                       --------      --------
                                         101.3       101.3        --                350.5         360.2       (3)
 Corporate expense.................       (4.9)       (6.3)       22                (22.7)        (24.8)       8
                                        ------      ------                       --------      --------

                                        $ 96.4      $ 95.0         1             $  327.8      $  335.4       (2)
                                        ======      ======                       ========      ========

                               MALLINCKRODT INC.
   BUSINESS PROFILE RESTATED FOR NONRECURRING ITEMS AND DIVESTED OPERATIONS
                             (Dollars in millions)


                                                    Nonrecurring      Ongoing Excluding           Divested
                              As Reported              Items          Nonrecurring Items         Operations
                      --------------------------   -------------  --------------------------   --------------
                                             %                                           %
                         2000     1999    Change     2000   1999    2000      1999    Change    2000    1999
                      --------- --------  ------   -------  ----  --------  --------  ------   ------  ------

                                                                    Quarter Ended June 30,
                      ----------------------------------------------------------------------------------------
Net sales
 Respiratory          $  284.4  $  294.6    (3)                   $  284.4  $  294.6    (3)    $ (.2)  $ 29.6
 Imaging                 205.9     208.3    (1)                      205.9     208.3    (1)               2.7
 Pharmaceuticals         207.6     176.0    18                       207.6     176.0    18
                      --------  --------                          --------  --------
                      $  697.9  $  678.9     3                    $  697.9  $  678.9     3
                      ========  ========                          ========  ========

Operating earnings
 Respiratory          $   47.6  $   42.4    12     $ (2.7)        $   50.3  $   42.4    19     $ (.2)  $  9.0
 Imaging                  14.5      28.7   (49)                       14.5      28.7   (49)               1.6
 Pharmaceuticals          39.2      30.2    30                        39.2      30.2    30
 Corporate expense        (4.9)     (6.3)   22                        (4.9)     (6.3)   22
                      --------  --------                          --------  --------
                      $   96.4  $   95.0     1                    $   99.1  $   95.0     4
                      ========  ========                          ========  ========

Nonoperating income,
  net                 $    7.6  $    1.3           $   .7         $    6.9  $    1.3


                                                                     Year Ended June 30,
                     -----------------------------------------------------------------------------------------
Net sales
 Respiratory          $1,132.5  $1,143.9    (1)                   $1,132.5  $1,143.9    (1)    $60.1   $121.3
 Imaging                 769.5     779.8    (1)                      769.5     779.8    (1)       .9     10.5
 Pharmaceuticals         750.8     661.1    14                       750.8     661.1    14
                      --------  --------                          --------  --------
                      $2,652.8  $2,584.8     3                    $2,652.8  $2,584.8     3
                      ========  ========                          ========  ========

Operating earnings
 Respiratory          $  146.4  $  137.6     6     $(18.2)        $  164.6  $  137.6    20     $15.0   $ 28.6
 Imaging                  83.8     119.3   (30)                       83.8     119.3   (30)       .1      2.6
 Pharmaceuticals         120.3     103.3    16                       120.3     103.3    16
 Corporate expense       (22.7)    (24.8)    8                       (22.7)    (24.8)    8
                      --------  --------                          --------  --------
                      $  327.8  $  335.4    (2)                   $  346.0  $  335.4     3
                      ========  ========                          ========  ========

Nonoperating income,
  net                 $   42.2  $    4.0           $ 34.5         $    7.7  $    4.0


                           Restated - Excluding
                          Nonrecurring Items and
                            Divested Operations
                        ---------------------------
                                                %
                          2000      1999     Change
                        --------  --------   ------


                       ----------------------------
Net sales
 Respiratory            $  284.6  $  265.0      7
 Imaging                   205.9     205.6     --
 Pharmaceuticals           207.6     176.0     18
                        --------  --------
                        $  698.1  $  646.6      8
                        ========  ========

Operating earnings
 Respiratory            $   50.5  $   33.4     51
 Imaging                    14.5      27.1    (46)
 Pharmaceuticals            39.2      30.2     30
 Corporate expense          (4.9)     (6.3)    22
                        --------  --------
                        $   99.3  $   84.4     18
                        ========  ========

Nonoperating income,
  net                   $    6.9  $    1.3



                     -----------------------------
Net sales
 Respiratory            $1,072.4  $1,022.6      5
 Imaging                   768.6     769.3     --
 Pharmaceuticals           750.8     661.1     14
                        --------  --------
                        $2,591.8  $2,453.0      6
                        ========  ========

Operating earnings
 Respiratory            $  149.6  $  109.0     37
 Imaging                    83.7     116.7    (28)
 Pharmaceuticals           120.3     103.3     16
 Corporate expense         (22.7)    (24.8)     8
                        --------  --------
                        $  330.9  $  304.2      9
                        ========  ========

Nonoperating income,
  net                   $    7.7  $    4.0